                                    AMENDED BYLAWS

                                          OF

                    VIRTUAL OPEN NETWORK ENVIRONMENT CORPORATION



                                     ARTICLE I.
                                     ----------

                               MEETINGS OF SHAREHOLDERS
                               ------------------------

              Section 1.1 Places of Meetings. All meetings of the share-holders shall be held at such place, either within or without the State of Delaware, as from time to time may be fixed by the Board of Directors.

              Section 1.2 Annual Meeting. The annual meeting of the shareholders for the election of Directors and transaction of such other business as may come before the meeting shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Unless otherwise designated by the Board of Directors, the annual meeting shall be held on the first Friday of the month of June.

              Section 1.3 Special Meetings. A special meeting of the shareholders for any purpose or purposes may be called at any time by the President or the Chairman of the Board or a majority of the Board of Directors as prescribed by statute.

              Section 1.4 Notice of Meetings. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the Corporation may be examined. The notice of a meeting shall in all instances state the purpose or purposes for which the meeting is called. If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares of stock, the notice shall include a statement of that purpose and to that effect. Except as otherwise provided by the General Corporation Law of the State of Delaware, a copy of the notice of any meeting shall be given, personally or by telex, telefax, telephone, telegraph or postal mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he/she may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the U.S. mail. If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. Notice need not be given to any stockholder who submits a written waiver of notice by him/her before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders need be specified in any written waiver of notice.

              Section 1.5 Quorum. Any number of shareholders together holding at least a majority of the outstanding shares of stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

              Section 1.6 Proxies and Voting. Each shareholder shall, at every meeting of the shareholders, be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such shareholder as of the record date set for the meeting. All action requiring the approval of the shareholders shall be authorized by a majority of the votes cast except where the General Corporation Laws of the State of Delaware prescribes a different percentage of votes and/or a different exercise of voting power. A proxy shall be authorized by an instrument in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact. The original or a facsimile of the proxy shall be filed with the Secretary. All voting may be taken either by voice vote or by written ballots, except where otherwise required by law. No proxy shall be voted after three years from its date, unless the proxy provides for a longer period.

              Section 1.7 Inspectors and Judges. The person presiding at any meeting of shareholders may, but need not, appoint one or more inspectors or judges. Each inspector or judge, if any, before entering upon the discharge of his/her duties, shall take and sign an oath faithfully to execute the duties of inspector or judge at such meeting with strict impartiality and according to the best of his/her ability. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him/her or them and execute a certificate of any fact found by him/her or them.

              Section 1.8 Written Consent. Any action required or permitted by law to be taken at a shareholders' meeting may be taken without a meeting, without action by the Board of Directors, without prior notice, and without a vote, if consents in writing setting forth the action are signed by all shareholders entitled to vote upon the action. Written consents, in order to be valid, must be delivered by postal mail or telefax to the Secretary of the Corporation for inclusion in the minutes or filing in the corporate minutes. Every written consent shall bear the signature of each shareholder who makes the consent and the date upon which the consent was signed.


                                     ARTICLE II.
                                     -----------

                                      DIRECTORS
                                      ---------

              Section 2.1 Powers of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall exercise all powers of the Corporation, except as otherwise expressly provided by law, the Certificate of Incorporation, or these Bylaws.

              Section 2.2 Number of Directors. The number of Directors which shall constitute the Board of Directors shall be not more than seven. The first Board of Directors shall consist of the following four
     Directors: James F. Chen, Charles Chen, Maxine Loh and H.H. Cheng. Thereafter, within the limits specified above, the number of Directors shall be determined by resolution of the Board of Directors at the annual meeting.

              Section 2.3 Election of Directors. Directors shall be elected at each annual meeting of shareholders to succeed those Directors whose terms have expired and to fill any vacancies then existing. Directors shall hold their offices for terms of one year and until their successors are elected on a staggered basis as provided for in the Amended and Restated Certificate of Incorporation.

              Section 2.4 Advance Notice of Nomination of Directors. Unless a Director is nominated by a member of the Board of Directors, no person shall be nominated or elected as a Director unless the Board receives written notice of his nomination not less than 120 calendar days in advance of the anniversary date of the Corporation's previous year's annual meeting of stockholders.

              Section 2.5 Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the authorized number of Directors shall be filled by vote of a majority of the Directors then in office and shall be distributed among the three classes of Directors so that, as nearly as possible, each class will consist of an equal number of Directors. Vacancies in the Board of Directors however occurring shall be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. A Director chosen to fill a vacancy shall have the same term as that Director's predecessor.

              Section 2.6 Removal and Resignation of Directors. Directors may be removed from office only for cause at a meeting called expressly for that purpose by the vote of shareholders holding not less than 75% of the shares entitled to vote at an election of Directors or by a vote of a majority of the Directors. Directors may resign at any time upon written notice to the Corporation. Such resignation shall become effective upon receipt and need not be accepted by the Board to become effective.


                                     ARTICLE III.
                                     -----------

                             BOARD OF DIRECTORS' MEETINGS
                             ---------------------------

              Section 3.1 Regular Meetings. The first meeting of the Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the Directors. Thereafter regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time determine. No notice shall be required for any such regular meetings.

              Section 3.2 Special Meetings. Special meetings of the Board of Directors, or the reconvening of any regular meeting, may be called by one-third of the Directors then in office, or by the President or Chairman of the Board, by giving: (1) no less than one day's actual notice to each Director by oral communication, computer e-mail, telegram, telefax or telex; or (2) no less than 10 days' notice to each Director by registered letter.

              Section 3.3 Participation in Meetings by Telephone. Members of the Board of Directors, or any Committee thereof, may participate in meetings by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and be heard.

              Section 3.4 Unanimous Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any Committee thereof, may be taken without a meeting if all the members of the Board of Directors or Committee consent thereto in writing and the writing is filed in the minute book of the Corporation.

              Section 3.5 Quorum. Except as otherwise provided in these Bylaws, a majority of the Directors in office shall constitute a quorum

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     for the transaction of business, and the vote of a majority of the
     Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall fail to attend any meeting, a majority of those Directors present may adjourn and reconvene the meeting at another place, date, or time, without further notice other than an announcement at the originally scheduled meeting.

              Section 3.6 Conduct of Business. The Board of Directors shall have the authority to make, and from time to time to alter, amend and supplement, rules of conduct for its own meetings. Any Director shall have the right to put any item on the agenda of any meeting of the Board of Directors.


                                     ARTICLE IV.
                                     -----------

                                     COMMITTEES
                                     ----------

              Section 4.1 Establishment. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by these Bylaws, may establish such Committees of the Board as it may deem advisable, consisting of not less than two Directors; and the members, terms and authority of such Committees shall be as set forth in the resolutions establishing the same; provided, however, no Committee of the Board of Directors shall have the power to (1) amend the Certificate of Incorporation; (2) adopt an agreement of merger or consolidation; (3) recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's assets; (4) recommend to the shareholders a dissolution of the Corporation or a revocation of a dissolution; (5) amend the Bylaws of the Corporation; (6) declare a dividend; (7) authorize the issuance of stock; (8) change the number of Directors or fill a vacancy in the Board of Directors or in any Committee; or (9) perform any other function prohibited by law. Persons who are not directors may attend and participate in Committee meetings in an advisory capacity at the invitation of the Committee, but they may not vote.

              The Board of Directors may establish rules and regulations for the conduct of the proceedings of any Committee and may appoint the chairman of the Committee and a secretary of the Committee. To the extent that the Board of Directors does not exercise these powers of appointment, they may be exercised by the Committee, subject to the power of the Board of Directors to change the Committee's action. Each Committee may be terminated at the will of the Board of Directors.

              Section 4.2 Meetings. Regular and special meetings of any Committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

              Section 4.3 Quorum and Manner of Acting. A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

              Section 4.4 Term of Office. Members of any Committee shall be elected as above provided and shall hold office so long as they serve as Directors or until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

              Section 4.5 Resignation and Removal. Any member of a Committee may resign at any time by giving written notice of the member's intention to do so to the President, the Chairman of the Board or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for the member's election.

              Section 4.6 Vacancies. Any vacancy occurring in a Committee resulting from any cause whatever may be filled by a majority of the number of Directors fixed by these Bylaws or by a majority of the remaining Committee members.


                                     ARTICLE V.
                                     ----------

                                       OFFICERS
                                       --------

              Section 5.1 General. The executive officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board and Chief Executive Officer, a President, a Treasurer, a Secretary, and such Vice-Presidents as the Board of Directors may from time to time determine. Other offices may be established by the Board of Directors from time to time. Any number of offices may be held by the same person. Any number of offices may be left temporarily vacant at the option of the Board of Directors. The initial officers shall be as follows: President, James F. Chen; and Secretary and Treasurer, Charles Chen. Thereafter, the officers shall be reaffirmed or replaced at the first meeting of the Board of Directors subsequent to each annual meeting of shareholders, unless the Board of Directors determines, upon appointing an officer, that he/she shall serve for a different term. All executive officers have a right to act as a second signatory on contracts when such a second signature is required by law.

              Section 5.2 Chairman of the Board and Chief Executive Officer. The Chairman of the Board and Chief Executive Officer shall preside at all meetings of the shareholders and the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall have general active management of the business of the Corporation. Except where, by law, the signature of the

     President is required, the Chairman of the Board and Chief Executive Officer shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation which may be authorized by the Board of Directors.

              Section 5.3 President. The President, in the absence of the Chairman of the Board and Chief Executive Officer, shall be preside at all meetings of the shareholders and of the Board of Directors, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have authority to sign all stock certificates, contracts and other instruments of the Corporation, and to affix the seal of the Corporation to such documents. The President has the authority to delegate portions of his power to one or more Vice Presidents. The President shall perform such other functions as the Board of Directors may from time to time require.

              Section 5.4 Chief Operating Officer. The Chief Operating Officer shall perform such functions as the Board of Directors may from time to time require.

              Section 5.5 Executive Vice President and Vice President. In the absence of the President, an Executive Vice President or a Vice President (as one or more may be appointed by the Board of Directors; or in the absence of such delegation appointed by the President) shall perform the duties of the President. The Vice Presidents shall not have the power to sign stock certificates, contracts or other instruments of the Corporation, nor to affix the seal of the Corporation to such documents, unless authorized to do so by the President. The Vice Presidents shall perform such other functions as the Board of Directors may from time to time require.

              Section 5.6 Treasurer. The Treasurer shall have responsibility for the Corporation's funds and for keeping full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit, or authorize deposit of, all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

              The Treasurer shall disburse, or authorize disbursements of, the funds of the Corporation as necessary and proper for the operation of the Corporation, taking proper receipts for such disbursements; provided, however, that the Board of Directors shall, from time to time, set a maximum expenditure amount, and disbursement of sums over and above such amount shall require a resolution of the Board of Directors. The Treasurer may authorize another officer of the Corporation or an accountant retained by the Corporation to disburse sums of the Corporation necessary and proper for the daily operating expenses of the Corporation, up to a maximum amount which the Treasurer shall set from time to time, which will not exceed any maximum expenditure amount set by the Board of Directors. The Treasurer shall not be required to be bonded.

              The Treasurer shall, when required, render to the President or the Board of Directors an account of the transactions and of the financial condition of the Corporation. The accounting of the Corporation shall be maintained according to generally accepted accounting principles. The Treasurer shall have the authority to retain, from time to time, an attorney or accountant to review the accounts, prepare the tax returns of the Corporation, and perform such other services as may be necessary and proper to maintain the financial records of the Corporation.

              The Treasurer shall perform such other functions as the Board of Directors may from time to time require.

              Section 5.6 Secretary. The Secretary shall issue all authorized notices for, and shall prepare and maintain custody of the minutes of, all meetings of the shareholders and the Board of Directors. The Secretary shall have charge of the corporate books. The Secretary shall have custody of the seal of the Corporation and shall have authority to affix the seal to any instrument requiring it and to attest to the authenticity of that seal by the Secretary's signature. The Secretary shall authenticate records of the Corporation. The Secretary shall sign all stock certificates. The Secretary shall perform such other functions as the Board of Directors may from time to time require.

              Section 5.7 Delegation of Authority. The Board of Directors may, from time to time, delegate the powers and duties of any executive officer to any other executive officer, and may designate the powers of non-executive officers to any other officers or agents, notwithstanding the provisions hereof.

              Section 5.8 Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or set forth in employment agreements or other compensation arrangements approved by the Board.

              Section 5.9 Removal. Any officer may be removed at any time, with or without cause, by the Board of Directors.



                                     ARTICLE VI.
                                     -----------

            INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS, AND EMPLOYEES
            -------------------------------------------------------------

              Section 6.1 Right to Indemnification. Each person who was or is made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he/she is or was a Director, officer, agent, or employee of the Corporation shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against any expenses, (including attorneys fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection therewith. Notwithstanding the above, no Director shall be indemnified nor held harmless in violation of the provisions set forth in the Certificate of Incorporation; and no Director, officer, agent, or employee shall be indemnified nor held harmless by the Corporation unless:

                      (1) In the case of conduct in his/her official capacity with the Corporation, he/she acted in good faith and in a manner he/she reasonably believed to be in the best interests of the Corporation;

                      (2) In all other cases, his/her conduct was at least not opposed to the best interests of the Corporation nor in violation of the Certificate, Bylaws or any agreement entered into by the Corporation; and

                      (3) In the case of any criminal proceeding, he/she had no reasonable cause to believe that his/her conduct was unlawful.

              Section 6.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 6.1 of this Article shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that such an advancement of expenses shall be made only upon delivery to the Corporation of (1) a statement of his/her good faith belief that he/she has met the standard of conduct described in Section 6.1; and (2) an undertaking by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision that he/she is not entitled to be indemnified for such expenses.

              Section 6.3 Determination and Authorization to Indemnify. The Corporation may not indemnify a Director under Section 6.1 unless authorized after a determination has been made that indemnification of the Director is permissible in the circumstances because he/she has met the standard of conduct in Section 6.1. This determination shall be made by the Board of Directors by a majority vote of a quorum consisting of Directors not at the time parties to the proceeding.

              Section 6.4 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, agreement, vote of shareholders or disinterested Directors, or otherwise.

              Section 6.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation against any expense, liability or loss.

                                     ARTICLE VII.
                                     ------------

                                        STOCK
                                        -----

              Section 7.1 Issuance. The Corporation may issue shares of capital stock of any class or series now or hereafter authorized in the Certificate of Incorporation, in accordance with the authority granted by a Board of Directors resolution.

              Section 7.2. Stock Certificates. Each shareholder shall be entitled to a certificate signed in the name of the Corporation by the President and by the Secretary, and affixed with the seal of the Corporation. The Treasurer may sign in lieu of the Secretary. Signatures on the certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he/she were such officer at the date of its issue.

              Section 7.3 Transfer of Stock. Transfer of stock may be made only on the transfer ledger of the Corporation kept at an office of the Corporation or in the possession of the Secretary or the corporate transfer agent. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

              Section 7.4 Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, the Board of Directors may fix a record date. Such record date shall not precede the date on which the Board of Directors' resolution fixing the record date is adopted, and shall not be more than 70 days prior to the meeting or such other action as above described.

              If no record date is fixed by the Board of Directors for determination of who is entitled to vote or receive notice of a shareholders' meeting, the record date shall be at the close of business on the day preceding the day on which notice is given; or if notice is waived, at the close of business on the day preceding the day on which the meeting is held. If no record date is set for determining shareholders entitled to receive a dividend or other distribution or allotment of rights or to exercise any rights in respect to any change, conversion or exchange of stock, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

              When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

              In order that the Corporation may determine the shareholders entitled to consent in writing to corporate action taken without a meeting, the Board of Directors may fix a record date, which shall not precede and shall not be more than ten days after the date on which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors, and the Board of Directors is not required by law to take some action prior to the action for which written consent is sought, the record date shall be the first date on which a signed written consent is properly delivered to the Corporation. If no record date had been fixed by the Board of Directors and the Board of Directors is required by law to take some action prior to the action for which written consent is sought, the record date shall be the close of business on the day on which the Board of Directors adopts a resolution taking such prior action.

              Section 7.5 Replacement Certificates. New stock certificates may be issued to replace certificates lost, stolen, destroyed, or mutilated, upon such terms and conditions, including proof of loss or destruction and the giving of a satisfactory bond of indemnity, as the Board of Directors may from time to time determine.

              Section 7.6 Holders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim of right, title, or interest in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

              Section 7.7 Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.


                                    ARTICLE VIII.
                                    -------------

                                LIST OF SHAREHOLDERS
                                --------------------

              The officer or agent having charge of the transfer books for shares shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged by voting group and within each voting group by class or series of shares, with the address of each and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal business office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share transfer book or to vote at any meeting of the shareholders.


                                     ARTICLE IX.
                                     -----------

                                    MISCELLANEOUS
                                    -------------

              Section 9.1 Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors in its absolute discretion, from time to time, believes is proper as a reserve fund to meet contingencies, or equalize dividends, or for such other purposes as the Board of Directors determines is conducive to the interests of the Corporation. The Board of Directors may at any time modify or abolish any such reserve fund.

              Section 9.2 Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the Corporation.

              Section 9.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors from time to time.

              Section 9.4 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

              Section 9.5 Seal. The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

              Section 9.6 Amendments. These Bylaws may be altered, amended, repealed, or replaced by new Bylaws by the affirmative vote of a

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     majority of the Board of Directors at any regular or special meeting of the Board of Directors unless the Certificate of Incorporation or law reserve this power to the shareholders.

              I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws of Virtual Open Network Environment Corporation, a Delaware corporation, as in effect on the date hereof.

              WITNESS my hand and the seal of the Corporation.


     Dated:  January 10, 1996                        /s/ Charles Chen
                                                By: -------------------------
                                                     Charles Chen, Secretary


     (SEAL)




































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